U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 12, 2002

PRIVATE MEDIA GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	0-25067 (Commission file number)	87-0365673 (I.R.S. Employer Identification Number)

Carrettera de Rubì 22-26, 08190 Sant Cugat del Vallès, Barcelona, Spain
(Address of principal executive offices)

34-93-590-7070
Issuer’s telephone number

Item 4.    Changes in Registrant’s Certifying Accountants

On September 12, 2002, the Company dismissed Ernst & Young AB as the principal auditor of the Company, effective as of such date. On September 12, 2002 the Company appointed BDO Audiberia as the principal auditor of the Company, effective as of such date. The dismissal of Ernst & Young AB and the appointment of BDO Audiberia was approved by the Company’s Audit Committee.

The Company anticipates that Ernst & Young AB will continue to render certain other audit and non-audit services to the Company in designated matters, including acting as the Company’s statutory auditors in Cyprus, France and Sweden, and providing tax-related services. The precise nature and scope of these services will be determined by mutual agreement between the Company and Ernst & Young AB.

The reports of Ernst & Young AB on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The Company has authorized Ernst & Young AB to respond fully to questions of its successor independent auditors.

Except for the matter discussed in the following paragraph, there were no disagreements with Ernst & Young AB for the past two fiscal years and the subsequent interim periods through the date of dismissal, on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which if not resolved to the satisfaction of Ernst & Young AB, would have caused Ernst & Young AB to make reference to the matter in their report.

In connection with the audit of the Company’s financial statements for the year ended December 31, 2001 there was a difference of opinion between the Company and Ernst & Young AB related to the appropriateness of accounting principles applied related to the recognition of revenues on a transaction with a related party. Such difference of opinion was discussed by Ernst & Young AB with the Audit Committee of the Board of the Company. This difference of opinion was ultimately resolved to the satisfaction of Ernst & Young AB. The Company has authorized Ernst & Young AB to respond fully to the inquiries of the successor accountant concerning the subject matter of such difference of opinion.

Other than the difference of opinion discussed above there were no other differences of opinion with Ernst & Young AB for the past two fiscal years and the subsequent interim periods through the date of dismissal, on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young AB would have caused Ernst & Young AB to make reference to the matter in their report.

The Company has requested Ernst & Young AB to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated September 27, 2002 is filed as Exhibit 16.1 to this Form 8-K.

Item 7.    Exhibits

16.1 Letter of Ernst & Young AB dated September 27, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIVATE MEDIA GROUP, INC. (Registrant)

Date: September 27, 2002	/s/ Johan Gillborg
Johan Gillborg, Chief Financial Officer

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